SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934

[X]  Filed by the Registrant
[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[  ] Preliminary Information Statement
[  ] Confidential,  for Use of the Commission Only (as  permitted by Rule 14a-6(e)(2))
[X]  Definitive Information Statement

               TRANSFORM PACK INTERNATIONAL, INC.
        (Name of Registrant as Specified in Its Charter)

                 Commission File No.  000-31727

                         Not Applicable
 (Name of Persons Filing Information Statement If Other Than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

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and 0-11.

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     computed pursuant to Exchange Act Rule 0-11
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
               TRANSFORM PACK INTERNATIONAL, INC.
                           PO Box 1354
                       310 Baig Boulevard
                   Moncton, NB, Canada E1C 8T6

                 ANNUAL MEETING OF STOCKHOLDERS
                        October 30, 2001

                INFORMATION STATEMENT AND NOTICE

                WE ARE NOT ASKING YOU FOR A PROXY
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY

       The Annual Meeting of the Stockholders (the "Annual Meeting") of Transform Pack International, Inc., a Minnesota corporation (referred to herein sometimes as "Transform Pack"), will be held at 10:00 a.m., on October 30, 2001, at 310 Baig Boulevard, Moncton, New Brunswick, Canada.

      The purpose of the Annual Meeting is to propose and vote on the following items:

     (1)  Election  of Theodore Stern, Gary Smith, Edward  Dallin
          Bagley and Steve Barnett as Directors of Transform Pack to serve for a term of one (1) year and until their successors are duly elected and qualified;

     (2) Ratify the appointment of Deloitte & Touche LLP as Transform Pack's independent public accountants for 2002; and

     (3) Conduct all other business as may properly come before the Annual Meeting or any adjournments thereof.

      This Information Statement serves as notice of the Annual Meeting, a description of the proposals to be addressed at the Annual Meeting, and a source of information on Transform Pack and its management. The approximate mailing date of the Information Statement to stockholders is October 10, 2001.

OUTSTANDING SHARES AND VOTING RIGHTS

      Record  Date.   Stockholders of  record  at  the  close  of
business on October 3, 2001 ("Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      Shares  Outstanding.  As of October 3,  2001,  a  total  of
11,418,957   shares  of  Transform  Pack's  common   stock   were
outstanding and entitled to vote at the Annual Meeting.

      Voting Rights and Procedures. Each outstanding share of common stock is entitled to one vote on all matters submitted to the stockholders' vote. Transform Pack's Bylaws require the presence of a majority of the outstanding shares entitled to vote to constitute a quorum to convene the Annual Meeting.

       Stockholder Proposals for the 2002 Annual Meeting. Proposals from stockholders intended to be included in this proxy or information statement for the Annual Meeting in 2002 must be received by Transform Pack's Secretary on or before June 10, 2002, and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                      ELECTION OF DIRECTORS
                        (PROPOSAL NO. 1)

      At the Annual Meeting, all Transform Pack directors will be elected to serve until the annual meeting of stockholders in the year 2002.

     Our board nominates for election as Directors:

     Hans Meier           Bruce Weitz         Robert Talbot
     J. Frank McCormac    Daniel Sham         J. Serge Vezina

    Each director serves until the next annual meeting of stockholders and until his or her successor is elected and qualified. The following is biographical information on each of the nominees for election as directors.

    Hans Meier, age 56, served from November 1994 to February 2000 as Transform Pack, Inc.'s Vice President of Research and Development where he was responsible for developing our seasoning sheet. He became President in February 2000. For the past 15 years Mr. Meier has owned and operated Meier Food Service Consulting Limited, a private company engaged in the business of consulting on food processing and delivery systems. He became president and a director of Transform Pack in February 2000.

    J. Frank McCormac, age 43, has been the General Manager - Western Canada, for Rector Foods Limited, a spice manufacturer and supplier based in Brampton, Ontario, from March 1999 to the present. For the 10 years prior, Mr. McCormac was the Business Development manger for McCormick Canada, Inc., a spice manufacturer and supplier.

    Bruce Weitz, age 53, is the president and chief executive officer of Today's Man, Inc., a menswear retailer in the
Northeast United States, since August 2000. Mr. Weitz was retired during the four-year period prior to August 2000. For three years prior to December 1995, Mr. Weitz was the Chairman, President and Chief Executive Officer of Duane Reade Drug Stores, a drug store chain based in New York City. He became a director of Transform Pack in February 2000.

    Daniel Sham, age 48, has been the owner and operator of Scarboro Meat Packers, Inc., based in Toronto from 1991 to the present. From, April 1998 to the present he has served as Vice President of Operations for Med Mira Laboratories, Inc., of
Toronto, a public company engaged in the business of manufacturing medical devices. For the past 15 years he has served as the President of dTree & Associates, Inc., based in Toronto, which is a private computer consulting business. He became vice chairman and a director of Transform Pack in February 2000.

    Robert Talbot, age 52, is a practicing attorney and for the past five years has been a partner in the firm of Talbot Martel located in Laval, Quebec. He has served as a director since 1992 for both Afcan Mining Corporation and GIE Environment Technologies Ltd.

    J. Serge Vezina, age 55, has served as the President of Gestion J.V.S. Inc., a holding company, and as the Chairman, Secretary, and Treasurer of Groupe Tolgeco Inc., a building material company based in Boucherville, Quebec, since 1987.

Vote and Recommendation

      Each director is elected by vote of a plurality of the shares of voting stock present and entitled to vote at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve the board may nominate at the Annual Meeting another person for election to the board.

Our Board Recommends a Vote "FOR" The Nominees

  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        (PROPOSAL NO. 2)

      The accounting firm of Deloitte & Touche LLP has been approved by our board to serve as Transform Pack's independent public accountants for the fiscal year ending May 31, 2002, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of our common stock represented at the Annual Meeting. Deloitte & Touche has served as our independent auditors for the past three fiscal years. We have been advised that neither Deloitte & Touche nor any of its members or associates has any relationship with us or any of our affiliates, except in Deloitte & Touche's capacity as our independent public accountants.

      During the fiscal year ended May 31, 2001, Deloitte Touche audited Transform Pack's consolidated financial statements, reviewed financial information in filings with the Securities and Exchange Commission, and provided a variety of non-audit services, including tax services and other business advisory services. Fees for services rendered in fiscal year 2001 by Deloitte Touche are as follows:

     Audit Fees                       $28,500
     Quarterly Review Fees            $15,000
     Financial Information Systems    $
       Design and Implementation Fees $ 3,210
     All Other Services               $12,041

      The category "all other fees" includes services rendered to Transform Pack primarily related to financing transactions, and evaluating the effects of various accounting issues and changes in professional standards.

      Deloitte Touche representatives will be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire, and will be available to respond to appropriate questions from stockholders.

Vote and Recommendation

      The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting is required to approve the selection of Deloitte Touche to serve as Transform Pack's independent auditors for fiscal year 2002.

Our  Board  Recommends  a  Vote "For"  the  Ratification  of  the
Appointment of Deloitte Touche LLP.

   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following tables set forth, as of October 3, 2001, the number and percentage of the outstanding shares of common stock that, according to the information supplied to Transform Pack, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of Transform Pack, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

 Name and Address             Common       Percent
                              Shares      of Class
 Principal stockholder

 Franz Schedlbauer (1)       3,382,977      29.6
 Muhlenstrasse 15
 Graz-Raaba, Austria

 Christian Schedlbauer (1)   3,382,977      29.6
 Muhlenstrasse 15
 Graz-Raaba, Austria

 #503485 NB Ltd. (1)         2,254,857      19.7
 Muhlenstrasse 15
 Graz-Raaba, Austria

(1) #503485 NB Ltd., is a private New Brunswick, Canada corporation owned and controlled by Franz and Christian Schedlbauer. Accordingly, these persons may be deemed to have voting and investment control over the 2,254,857 shares of common stock held of record by #503485 NB Ltd. Franz and Christian Schedlbauer each individually hold 1,128,120 shares of common stock of record.

                                     Common       Percent
                                     Shares      of Class (1)

 Officers, directors and nominees

 Hans Meier                         2,346,103         20.5
 310 Baig Blvd.
 Moncton, NB, Canada E1C 8T6

 J. Frank McCormac                     10,000          0.1
 32 Douglas Park Manor, SE
 Calgary, AB, Canada T2Z  2L1

 Bruce Weitz (1)                    1,016,000          8.4
 37 McGrath Drive
 Cressill, NJ 07626

 Daniel Sham                           87,500          0.8
 39 Glen Watford Dr.
 Scarborough, ON, Canada M1S 2C2

 Robert Talbot                            -0-          -0-
 2 Place Laval, #500
 Laval, QB, Canada H7N 5N6

 J. Serge Vezina                          -0-          -0-
 943 Richelieu
 Beloeil, QB, Canada J3A 4P8

 Greg Phillips                        200,000          1.7
 160 Chestnut Street
 Englewood Cliffs, NJ 07632

 Nathalie Cormeir (1)                  40,000          0.3
 310 Baig Blvd.
 Moncton, NB, Canada E1C 8T6

 All Executive officers             3,699,603         32.4
 and Directors as a Group (8 persons)

(1) The figures for each of these persons represent only options to purchase common shares that are vested or will vest within 60 days from the date as of which information is presented in the table. These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options, and percentage ownership of all officers and directors as a group assuming all purchase rights held by such individuals are exercised.

                DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

     The following table sets forth the names, ages, and positions with Transform Pack for each of the directors and officers of the Company.

Name              Age   Position                         Since

Hans Meier        56   President and Director           February 2000

Daniel Sham       48   Vice Chairman and Director       February 2000

Greg Phillips     51   Vice President Sales &           February 2000
                        Marketing and Director
Nathalie Cormier  30   Secretary, Treasurer and         February 2000
                        Director
Bruce Weitz       53   Director                         February 2000


    Executive officers serve at the discretion of the board of directors. Biographical information on Hans Meier, Daniel Sham, and Bruce Weitz is presented above under the caption "ELECTION OF DIRECTORS." The following is biographical information the remaining officers and directors.

    Greg Phillips has owned and operated Plus Marketing Corporation, a marketing and consulting firm based in New Jersey, New Jersey, for 19 years. He became Vice President Sales & Marketing of Transform Pack, Inc., in April 1999, and a director of Transform Pack in February 2000.

    Nathalie Cormier has been employed as an executive assistant and manager of Transform Pack, Inc., from December 1997 to February 2000, when she was appointed Secretary and Treasurer.
For six years prior to December 1997 she was employed as an administrative assistant with Gemini Investments Ltd., of Moncton, New Brunswick. She became a director of Transform Pack in February 2000.

Board Meetings and Committees/Compensation

     Our board met four times during the year ended May 31, 2001. All directors attended at least 75% of the meetings of our board. The board has not established any committees, and does not expect it will do so until the operations of Transform Pack expand to the point that board committees become beneficial to the management of our business.

      The board has not adopted any plan or arrangement for compensating directors for their service as directors.

Section 16(a) Filing Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of Transform Pack and persons who own more than ten percent of a registered class of its equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, and forward copies of such filings to Transform Pack. Based on the copies of filings received by Transform Pack, during the most recent fiscal year the directors, officers, and beneficial owners of more than ten percent of the equity securities of Transform Pack registered pursuant to Section 12 of the Exchange Act have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto.

                     EXECUTIVE COMPENSATION

Annual Compensation

       The table on the following page sets forth certain information regarding the annual and long-term compensation for services in all capacities to Transform Pack for the prior fiscal years ended May 31, 2001, 2000, and 1999, of those persons who were either (i) the chief executive officer during the last completed fiscal year or (ii) one (1) of the other four (4) most highly compensated executive officers as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                                     Annual Compensation
Name and Principal Position   Year       Salary (CND)

Hans Meier, President (1)     2001         82,800
                              2000         56,350
                              1999         36,754

(1) Transform Pack pays CDN $6,900 per month to Meier Food Service Consulting Limited, a private company owned by Hans Meier, for his services rendered to the Company. The figures for Mr. Meier's salary are the total of payments made to Meier Food Service Consulting Limited in the three fiscal years.

Other Compensation Arrangements

    We have agreed to pay to Plus Marketing Corporation for the consulting services of Greg Phillips and other marketing support USD $25,000 per month over a term of four months commencing after Transform Pack obtains additional financing for its operations. Mr. Phillips will provide through Plus Marketing his consulting services in developing and implementing marketing programs for our product and office and clerical support for our marketing efforts originating from his office in New Jersey. In April 2001, Transform Pack issued to Greg Phillips 100,000 shares of common stock and 100,000 warrants to purchase common stock, all valued at $75,500, as compensation for services to Transform Pack. The warrant is exercisable at a price of USD $0.50 per share and expires February 15, 2004. This is in addition the compensation otherwise payable to Plus Marketing Corporation.

Stock Options

      No  stock  options  were  granted to  the  Named  Executive
Officers during the year ended May 31, 2001.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following discussion includes certain relationships and related transactions that occurred during Transform Pack's fiscal years ended May 31, 2001 and 2000.

    In October 1999, Transform Pack granted to Compass Rose Ltd., a company owned by Richard Middleton, a former director, an exclusive license to distribute seasoning sheets to food processors in Western Canada. Under the license we sell seasoning sheets to Compass Rose at a discount from the suggested selling price to food processors. The license is for a term of five years, with an option to renew for two additional five-year terms. There were no sales of our product to or through Compass Rose during the year ended May 31, 2001. This contract was entered into before Mr. Middleton became a director. Consequently, we believe the contract was the result of arms' length negotiations between unrelated parties.

    Franz and Christian Schedlbauer are principal stockholders of Transform Pack and are also the controlling stockholders of Transform Pack GmbH Europe. We had a Master License Agreement Transform Pack Europe, which we entered into in July 1995, and hold a 2% ownership interest in Transform Pack Europe. Under the license agreement, Transform Pack Europe had the exclusive right to manufacture our proprietary equipment to produce seasoning sheets and to market seasoning sheets in Europe, Southeast Asia, South America, and Japan. Transform Pack further agreed to purchase at cost from Transform Pack Europe all production equipment sold by Transform Pack to other persons outside of
Transform Pack Europe's territory, and pay to Transform Pack Europe 45% of the net profit from sale of such equipment. Transform Pack Europe was required to purchase all adhesive matrix used in the seasoning sheets from us, and pay us a royalty equal to 10% of gross revenue from seasoning sheet sales. The Master License Agreement with Transform Pack Europe was for an initial term of five years, which expired in July 2000. Upon expiration of the Master License Agreement, Transform Pack purchased certain production equipment from Transform Pack Europe for CDN $100,000, and all marketing rights of Transform Pack Europe terminated.

      We have agreed to pay to Plus Marketing Corporation for the consulting services of Greg Phillips and other marketing support USD $25,000 per month over a term of four months commencing after Transform Pack obtains additional financing for its operations. Mr. Phillips will provide through Plus Marketing his consulting services in developing and implementing marketing programs for our product and office and clerical support for our marketing efforts originating from his office in New Jersey. In April 2001, Transform Pack issued to Greg Phillips 100,000 shares of common stock and 100,000 warrants to purchase common stock, all valued at $75,500, as compensation for services to Transform Pack. The warrant is exercisable at a price of USD $0.50 per share and expires February 15, 2004. This is in addition the compensation otherwise payable to Plus Marketing Corporation.

    In March 2000, Transform Pack granted to Bruce Weitz options to purchase 200,000 shares of common stock at an exercise price of USD $1.00 per share exercisable for a term of three years. No trading market for our common stock existed then. The option price was based on Transform Pack's determination that the exercise price is equal to or greater than the fair value of its common stock.

     In September 2000, Transform Pack obtained a loan from Bruce Weitz, a director, in the amount of $154,230. In February 2001, Mr. Weitz converted the loan and contributed an additional $153,736 to acquire common stock and warrants of the Company. As a result, Mr. Weitz contributed a total of CDN $307,966 to Transform Pack to acquire 408,000 shares of the Company's common stock and a warrant to purchase an additional 408,000 shares of common stock at an exercise price of USD $0.50 per share that expires February 15, 2004.

     Robert Talbot, a nominee for election as a director of Transform Pack, is also a partner in the law firm of Talbot
Martel, which represents Transform Pack on various legal matters from time to time.

                           FORM 10-KSB

Upon written request, Transform Pack will provide to stockholders, without charge, a copy of our Annual Report on Form 10-KSB for the year ended May 31, 2001, as filed with the Securities and Exchange Commission. Requests should be directed to Nathalie Cormier, Secretary, Transform Pack International, Inc., PO Box 1354, 310 Baig Boulevard, Moncton, NB, Canada E1C
8T6. This Report is also available from the Securities and Exchange Commission's Internet web site, http://www.sec.gov.

                          OTHER MATTERS

      As of the date of this Information Statement, our board knows of no other matters that may come before the Annual
Meeting.

Dated:  October 9, 2001